 Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio Urcelay, F. Clay Creasey, Jr. and Charles D. Knight and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Toys “R” Us, Inc. for the fiscal year ended February 1, 2014, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 21st day of March, 2014.

Name	Title	Signature
Joshua Bekenstein	Director	/s/ Joshua Bekenstein

Michael M. Calbert	Director	/s/ Michael M. Calbert

Richard Goodman	Director	/s/ Richard Goodman

Daniel Guglielmone	Director	/s/ Daniel Guglielmone

Matthew S. Levin	Director	/s/ Matthew S. Levin

Joseph Macnow	Director	/s/ Joseph Macnow

Richard L. Markee	Director	/s/ Richard L. Markee

Wendy Silverstein	Director	/s/ Wendy Silverstein

Nathaniel H. Taylor	Director	/s/ Nathaniel H. Taylor

Adam Waglay	Director	/s/ Adam Waglay

Gregory R. Why	Director	/s/ Gregory R. Why